                            SCHEDULE 14A INFORMATION
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  Confidential, for Use of the Commission
                                               Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                               AEROPOSTALE, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                               AEROPOSTALE, INC.
                            1372 BROADWAY, 8TH FLOOR
                            NEW YORK, NEW YORK 10018
                                  646-485-5398

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD JUNE 11, 2003

To the Stockholders of Aeropostale, Inc.:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Aeropostale, Inc., a Delaware corporation (the "Company"), will be held at the New School University, University Hall, 55 West 13th Street, Second Floor, New York, New York, on June 11, 2003, at 4:00 p.m., local time, for the following purposes:

          1. To elect eleven directors, each for a term of one year and until their successors are duly elected and qualified;

          2. To ratify the appointment of Deloitte & Touche LLP as the Company's independent auditors for the fiscal year ending January 31, 2004; and

          3. To transact such other business as may properly come before the meeting or any adjournment thereof.

     Shares represented by properly executed proxies will be voted in accordance with the specifications therein. It is the intention of the Board of Directors that shares represented by proxies, which are not limited to the contrary, will be voted for the election of those directors named in the attached proxy statement.

     The Board of Directors has fixed the close of business on May 7, 2003 as the record date for determining shareholders entitled to notice of, and to vote at, the Annual Meeting and at any adjournment thereof.

     YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN, DATE, AND MAIL THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED. IF YOU ATTEND THE MEETING, YOU MAY VOTE IN PERSON AND YOUR PROXY WILL NOT BE USED.

                                          By Order of the Board of Directors

                                          -s- John S. Mills
                                          JOHN S. MILLS
                                          President, Chief Operating Officer and
                                          Secretary

May 9, 2003

                               AEROPOSTALE, INC.
                            1372 BROADWAY, 8TH FLOOR
                            NEW YORK, NEW YORK 10018
                                  646-485-5398

                         ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD JUNE 11, 2003

                             ---------------------

                                PROXY STATEMENT

                             ---------------------

     This Proxy Statement is furnished to the stockholders of Aeropostale, Inc., a Delaware corporation (the "Company"), in connection with the solicitation by the Board of Directors of the Company of proxies to be used at the Annual Meeting of Stockholders to be held on June 11, 2003, at 4:00 p.m., local time, at the New School University, University Hall, 55 West 13th Street, Second Floor, New York, New York, and at any adjournment thereof. This Proxy Statement and the accompanying proxy are being mailed to the stockholders on or about May 9, 2003.

     All shares represented by properly executed proxies received by the Company prior to the meeting will be voted in accordance with the stockholders' directions. A proxy may be revoked, without affecting any vote previously taken, by written notice mailed to the Company (Attention: John S. Mills, Secretary) or delivered in person at the meeting, by filing a duly executed, later dated proxy or by attending the meeting and voting in person.

     Stockholders of record at the close of business on May 7, 2003 are entitled to notice of and to vote at the Annual Meeting and any adjournment or adjournments thereof. At April 17, 2003 the Company had outstanding 35,559,771 shares of Common Stock, with $.01 par value, entitled to vote at the Annual Meeting. Each share of Common Stock entitles the holder thereof to one vote upon each matter to be voted upon by stockholders at the Annual Meeting.

     The presence, in person or by proxy, of a majority of the outstanding shares of Common Stock of the Company is necessary to constitute a quorum for the transaction of business at the Annual Meeting. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum. Broker non-votes occur when brokers, who hold their customers' shares in street name, sign and submit proxies for such shares and vote such shares on some matters but not others. This would occur when brokers have not received any instructions from their customers, in which case the brokers, as the holders of record, are permitted to vote on "routine" matters, which include the election of directors but not on non-routine matters.

     The election of each director nominee requires the favorable vote of a plurality of all votes cast by the holders of Common Stock at a meeting at which a quorum is present. Proxies that are marked "Withhold Authority" and broker non-votes will not be counted toward such nominee's achievement of a plurality and thus will have no effect. Each other matter to be submitted to the stockholders for approval at the Annual Meeting requires the affirmative vote of the holders of a majority of the Common Stock voting on the matter. For purposes of determining the number of shares of Common Stock voting on the matter, abstentions will be counted and will have the effect of a negative vote; broker non-votes will not be counted and thus will have no effect.

          SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT

OWNERSHIP OF COMMON STOCK

     The following table shows, as of February 1, 2003, certain information with regard to the beneficial ownership of the Company's Common Stock by: (i) each person known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock; (ii) each of the Company's directors; (iii) each executive officer named in the summary compensation table below; and (iv) all directors and executive officers as a group.

                                                                      SHARES
                                                              BENEFICIALLY OWNED(1)
                                                              ----------------------
                                                                NUMBER      PERCENT
                                                              -----------   --------
Bear Stearns MB 1998-1999 Pre-Fund, LLC(2)..................  11,735,674     33.24%
  383 Madison Avenue
  New York, NY 10179

FMR Corp.(3)................................................   4,077,862     11.55
  82 Devonshire Street
  Boston, MA 02109

Geiger Family 1999 Irrevocable GST Trust....................   1,869,804      5.30
  166 East 63rd Street
  New York, NY 10021

Stephen A. Geiger(4)........................................   1,990,866      5.64
  166 East 63rd Street
  New York, NY 10021
Julian R. Geiger(5).........................................   1,240,475      3.43
John S. Mills(5)............................................   2,310,454      6.42
Michael J. Cunningham(5)....................................     310,471         *
Christopher L. Finazzo(5)...................................     470,410      1.32
Thomas P. Johnson(5)........................................     214,507         *
Bodil Arlander..............................................          --         *
Mary Elizabeth Burton(5)....................................      18,816         *
David Edwab.................................................      13,000         *
John D. Howard..............................................          --         *
David Glaser................................................          --         *
Douglas Korn................................................          --         *
Richard Metrick.............................................          --         *
Richard Perkal..............................................          --         *
All directors and executive officers as a group (14
  persons)(5)...............................................   4,978,922     13.17

---------------

 *  Less than 1% of the outstanding shares of common stock.

(1) Unless otherwise indicated, each of the stockholders has sole voting and dispositive power with respect to the shares of common stock beneficially owned. The percent is based upon the 35,306,048 shares outstanding as of February 1, 2003 and the number of shares, if any, as to which the named person has the right to acquire upon options exercisable within 60 days of February 1, 2003.

(2) The Bear Stearns Companies Inc., a corporation traded publicly on the New York Stock Exchange, exercises voting and investment control over these shares as managing member of the Bear Stearns MB 1998-1999 Pre-Fund, LLC.

(3) Share Ownership for FMR Corp. is given as of December 31, 2002, and was obtained from a Schedule 13G/A, dated February 13, 2003, filed with the Securities and Exchange Commission.

(4) Includes 1,869,804 shares registered in the name of the Geiger Family 1999 Irrevocable GST Trust of which Stephen A. Geiger is trustee.

(5) Includes the following shares for options exercisable within 60 days of February 1, 2003:

Mr. Geiger..................................................    911,843
Mr. Mills...................................................    692,820
Mr. Cunningham..............................................    263,430
Mr. Johnson.................................................    167,466
Mr. Finazzo.................................................    298,051
Ms. Burton..................................................     18,816
The directors and officers as a group.......................  2,489,410

                      PROPOSAL ONE: ELECTION OF DIRECTORS

GENERAL

     Eleven directors will be elected at the 2003 Annual Meeting of Shareholders for a term of one year and until their successors shall have been duly elected and qualified. For the purpose of electing directors, each shareholder is entitled to one vote per share for each of the eleven directors to be elected. Candidates receiving the highest number of votes will be elected.

     The enclosed proxy, if returned duly executed and not revoked, will be voted as specified in the proxy, or if no instructions are given will be voted FOR each of the nominees listed below. If any nominee should become unavailable to serve, the Board of Directors may decrease the number of directors pursuant to the Bylaws or may designate a substitute nominee, in which event the proxy will be voted FOR such substitute nominee. The Board has no reason to believe that any nominee will be unavailable or, if reelected, unable to serve.

NOMINEES

     Certain information regarding each nominee and each incumbent director is set forth below as of April 22, 2003, including age, principal occupation, and a brief description of business experience during at least the last five years.

     Julian R. Geiger, 57, has served as our Chairman and Chief Executive Officer since August 1998. From 1996 to 1998, he held the position of President and Chief Executive Officer of Federated Specialty Stores, a division of Federated Department Stores, Inc., which included Aeropostale. Before joining Federated, he was President of the Eagle Eye Kids wholesale and retail divisions of Asian American Partners from 1993 to 1996. Prior to then, Mr. Geiger held a wide range of merchandising positions from 1975 to 1993 at R.H. Macy & Co., Inc., including President of Merchandising for Macy's East responsible for Young Men's, Juniors, Misses Coats and Misses Swimwear.

     John S. Mills, 55, has served as our President and Chief Operating Officer since February 2000, and as a director since August 1998. He previously served as our Executive Vice President -- Director of Operations from 1998 to 2000. From 1994 through 1998 he held positions as Vice President of Operations and then Senior Vice President of Operations for Federated Specialty Stores. Before joining the specialty store division of R.H. Macy & Co., Inc. in 1988 as Vice President of Operations, Mr. Mills held various executive positions with the Bamberger's division of R.H. Macy & Co., Inc., Abraham & Strauss and M. Fortunoff's from 1969 until 1988.

     Bodil Arlander, 39, has served as a director since August 1998 and currently is a Senior Managing Director at Bear, Stearns & Co. Inc. and a principal of Bear Stearns Merchant Banking, a division of Bear Stearns & Co. Inc., which she joined in April 1997. Between 1991 and 1997, she worked in the mergers and Acquisitions Group of Lazard Freres & Co. LLC. Prior to entering the finance industry, Ms. Arlander worked throughout Europe in the fashion and beauty industry. She also currently serves as a director of several private corporations.

     Mary Elizabeth Burton, 51, has served as a director since April 2001 and currently is the Chairman and Chief Executive Officer of BB Capital, Inc., a company she founded in 1992 whose services currently include retail turnaround consulting and interim CEO management. Previously, Ms. Burton served as Chief Executive Officer of a number of companies including Supercuts, Inc., PIP Printing and Cosmetic Center, Inc. Ms. Burton also currently serves as a director of The Sports Authority, Inc., Staples, Inc. and Rent-a-Center.

     David Edwab, 48, has served as a director since January 2001 and currently is the Vice Chairman and Director of The Men's Wearhouse, Inc. From 2000 to 2001, Mr. Edwab was a Senior Managing Director at Bear, Stearns & Co. Inc., serving as the Group Head for Retail Investment Banking. Prior to then, he held several positions at The Men's Wearhouse since 1991 including Treasurer, Chief Financial Officer, Chief Operating Officer and President. Mr. Edwab is a certified public accountant and was a partner with Deloitte & Touche and was responsible for the Southwest Corporate Finance and Retail practice.

     John D. Howard, 50, has served as a director since August 1998 and currently is a Senior Managing Director at Bear, Stearns & Co. Inc. and is head of Bear Stearns Merchant Banking, a division of Bear, Stearns & Co. Inc. From 1990 to 1997, he was a co-CEO of Vestar Capital Partners, inc., a private investment firm specializing in management buyouts. Previously, he was a Senior Vice President of Wesray Capital Corporation, a private investment firm specializing in leveraged buyouts. Mr. Howard also currently serves as a director of several private corporations and one publicly traded corporation, Integrated Circuit Systems, Inc.

     David H. Glaser, 46, has served as a director since June 2002 and currently is a Senior Managing Director and Co-Head of Investment Banking at Bear, Stearns & Co. Inc. Mr. Glaser joined Bear Stearns in 1985.

     Douglas R. Korn, 40, has served as a director since June 2002 and currently is a Senior Managing Director at Bear, Stearns & Co. Inc. and a principal of Bear Stearns Merchants Banking, a division of Bear, Stearns Co. Inc. Prior to joining Bear Stearns in January 1999, Mr. Korn was a Managing Director of Eos Partners, L.P. a private and public equity investment firm from 1994 through 1998. Currently, Mr. Korn serves as a director of several private corporations.

     Richard Metrick, 61, has served as a director since August 1998 and is a Senior Managing Director at Bear, Stearns & Co. Inc. and a principal of Bear Stearns Merchants Banking, a division of Bear, Stearns Co. Inc. Prior to joining Bear Stearns in March 1989, Mr. Metrick served as Chief Financial Officer of American Bakeries Co. and of Hazeltine Corporation.

     Richard L. Perkal, 49, has served as a director since June 2002 and currently is a Senior Managing Director of Bear, Stearns & Co. Inc. Prior to joining Bear Stearns in July 2000, Mr. Perkal was a partner in the law firm of Kirkland & Ellis in Washington DC, where he headed up the corporate transactional practice primarily focusing on leverage buyouts and recapitalizations. Mr. Perkal currently serves as a director of several private corporations.

     David B. Vermylen, 52, has served as a director since May 2003. Previously, Mr. Vermylen had been employed by Keebler Company from 1996 until 2002 and had served as its Chief Executive Officer and President from 2001. Prior to Keebler, Mr. Vermylen had held various executive positions at other consumer products companies.

INFORMATION CONCERNING BOARD OF DIRECTORS

     During the fiscal year ended February 1, 2003 ("Fiscal 2002"), the Board of Directors met four times. The Board has a standing Audit Committee, Compensation Committee, and Nominating Committee. During Fiscal 2002, each of the Company's incumbent directors participated in at least 75% of the aggregate number of meetings of the Board of Directors and meetings of the Board Committee on which such director was an incumbent member.

     Independent directors are paid $2,000 for each Board meeting and $1,000 for each Committee meeting attended, $1,000 for each telephonic meeting and are reimbursed for travel expenses relating to attending Board, Committee or Company business meetings. During Fiscal 2002, independent director Mr. Edwab received a grant of 10,000 stock options to purchase the common stock of Aeropostale, Inc. with a one year vesting period and a strike price of $15.55. Mr. Edwab also received an additional grant of 10,000 stock options with a one year vesting period and a strike price of $15.55 in recognition of his contributions and service to the Company.

     During fiscal 2003, our independent directors will be paid a $20,000 retainer, $1,000 for each board meeting attended and $500 for each telephonic meeting. Our Committee chairpersons will be paid a $2,000 retainer, and each committee member will be paid $500 for each committee meeting attended, $250 for each telephonic meeting and are reimbursed for travel expenses relating to attending Board, Committee or Company business meetings. In addition, new independent directors shall receive 10,000 stock options upon appointment to the board. Each incumbent independent director is eligible to receive 5,000 stock options, annually, dependant upon the Company's achievement of financial targets.

     Directors who are employees of the Company or are otherwise not considered independent do not receive separate compensation for serving as directors.

COMMITTEES OF THE BOARD OF DIRECTORS

     The Board of Directors has an Audit Committee, currently consisting of Mr. Edwab, Ms. Burton and Mr. Vermylen, each of whom are considered "independent" under the New York Stock Exchange listing standards. The primary responsibility of the Audit Committee is to confirm the independence of the Company's auditors and to review the scope of audit and non-audit services, internal audit procedures and the adequacy of internal controls. The Audit Committee meets with management and the Company's independent public accountants. The Audit Committee met four times during Fiscal 2002. Mr. Vermylen was appointed to the Audit Committee in May 2003 and therefore did not attend any Audit Committee meetings that took place in Fiscal 2002.

     The Board of Directors also has a Compensation Committee, consisting of Messrs. Geiger and Howard and a Nominating Committee consisting of Mr. Geiger, Mr. Howard and Mr. Edwab. The primary responsibility of the Compensation Committee is to establish compensation and incentives for the Company's executive officers and to administer the Company's incentive compensation and benefit plans, including the Company's 1998 Stock Option Plan and 2002 Long-Term Incentive Plan. The Compensation and Nominating Committee met informally, either in person or by phone, on a number of occasions during Fiscal 2002, with formal actions being taken by written consent.

               PROPOSAL TWO: RATIFICATION OF INDEPENDENT AUDITORS

     Deloitte & Touche LLP were the Company's independent auditors for Fiscal 2002 and have reported on the Company's consolidated financial statements included in the annual report which accompanies this proxy statement. The independent auditors are appointed by the Audit Committee. The Audit Committee has reappointed Deloitte & Touche LLP as independent auditors for fiscal 2003. In the event that the shareholders do not ratify the reappointment of Deloitte & Touche LLP as independent auditors, the selection of independent auditors will be reconsidered by the Audit Committee. A representative of Deloitte & Touche LLP will be present at the annual meeting, will have an opportunity to make a statement and will be available to respond to appropriate questions.

                               EXECUTIVE OFFICERS

     The following is a list of the Company's executive officers, followed by their biographical information (other than for Mr. Geiger and Mr. Mills, whose biographical information appears under "Election of Directors -- Nominees").

EXECUTIVE OFFICER                      AGE                          POSITION
-----------------                      ---                          --------
Julian R. Geiger.....................  57    Chairman and Chief Executive Officer
John S. Mills........................  55    President and Chief Operating Officer
Michael J. Cunningham................  45    Chief Financial Officer
Christopher L. Finazzo...............  47    Chief Merchandising Officer
Thomas P. Johnson....................  44    Director of Stores
Laura W. Moran.......................  53    Director of Human Resources

     Michael J. Cunningham has served as our Senior Vice President -- Chief Financial Officer since August 2000. He previously served as Chairman and Co-Founder of Compass International Services Corporation from 1997 to 1999. He also held various senior executive positions for American Express Company from 1984 to 1997, including Vice President -- Operations, Vice President -- Finance, and Director of Corporate Finance. Mr. Cunningham is a Certified Public Accountant.

     Christopher L. Finazzo was promoted to Executive Vice President -- Chief Merchandising Officer in February 2002 after serving as Senior Vice
President -- General Merchandise Manager from 1999 to February 2002, and as Vice President, Divisional Merchandise Manager for Aeropostale Men's from 1996 to 1999. From 1994 to 1996, he was President of C&E Marketing and from 1992 to 1994, Director of Merchandise for Shalor Designs. From 1991 to 1992, Mr. Finazzo was Director of Merchandise for his own company, In the Paint, Inc. Prior to then, Mr. Finazzo held various merchandise positions with R.H. Macy's & Co., Inc. including Sales Manager, Assistant Buyer, Buyer and Administrator.

     Thomas P. Johnson rejoined us in January 2001 as our Senior Vice President -- Director of Stores after having served as Senior Vice President, Vice President, Regional Manager and District Manager with Federated Specialty Stores from 1989 to 1996. In the interim, he served as Senior Vice
President -- Director of Stores for David's Bridal, Inc. in 2000 and as Senior Vice President -- Director of Stores for Brooks Brothers, Inc. from 1997 to 2000. Mr. Johnson also held various field positions at Gap, Inc. as Regional Manager for Banana Republic, District Manager and Store Manager for Gap, Inc. from 1981 to 1989.

     Laura W. Moran has served as our Senior Vice President -- Director of Human Resources since August 1998 and previously as Vice President -- Director of Human Resources with Federated Specialty Stores. Between 1978 and 1998, Mrs. Moran held several human resources positions with Bamberger's, including Assistant Store Manager for Sales Support, Personnel Manager for Merchandising Services, Personnel Manager and Employment Manager.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

EXECUTIVE COMPENSATION

     Summary Compensation Table. The following table sets forth the compensation earned for services rendered to us in all capacities for the fiscal year ended February 1, 2003, by our Chief Executive Officer and our four next most highly compensated executive officers who earned more than $100,000 in salary and bonus during the fiscal year ended February 1, 2003, to whom we refer in this prospectus collectively as the named executive officers:

                           SUMMARY COMPENSATION TABLE

                                                                         LONG-TERM
                                                                        COMPENSATION
                                                                        ------------
                                                    COMPENSATION         SECURITIES
                                                ---------------------    UNDERLYING       ALL OTHER
                               PERIOD COVERED    SALARY      BONUS        OPTIONS      COMPENSATION(1)
                               --------------   --------   ----------   ------------   ---------------
Julian R. Geiger.............   Fiscal 2002     $600,006   $1,171,150(2)       --          $3,675
  Chairman and Chief
  Executive Officer
John S. Mills................   Fiscal 2002      300,014    1,512,689(2)       --           3,675
  President and Chief
  Operating Officer
Michael J. Cunningham........   Fiscal 2002      213,269       71,591         --            3,675
  Senior Vice
  President -- Chief
  Financial Officer
Christopher L. Finazzo.......   Fiscal 2002      250,327      171,719         --               --
  Executive Vice President --
  Chief Merchandising Officer
Thomas P. Johnson............   Fiscal 2002      237,692      150,528         --            3,675
  Senior Vice President --
  Director of Stores

---------------

(1) Represents amounts we paid pursuant to our Medical Reimbursement Executive Plan.

(2) Included in Mr. Geiger and Mr. Mills' bonus amounts are special bonus payments related to the consummation of our company's initial public offering and a special non-contractual performance bonus related to Fiscal 2002 company results. These bonuses totaled $567,739 and $417,404 for Mr. Geiger and Mr. Mills, respectively.

EMPLOYMENT AGREEMENTS

  JULIAN R. GEIGER

     We entered into an employment agreement with Julian R. Geiger in 2002 that will remain effective through the last day of fiscal 2004. Under the agreement Mr. Geiger currently receives an annual base salary of $600,000, an annual incentive bonus and medical and other benefits. Mr. Geiger's annual bonus is equal to the product of the percentage increase in our consolidated net income for the particular fiscal year represented as a whole number, a fixed percentage and Mr. Geiger's then applicable base salary. If there is no percentage increase in consolidated net income or if Mr. Geiger's calculated bonus is less than his then applicable base salary for the given fiscal year, but our consolidated net income exceeds $51 million in fiscal 2003, Mr. Geiger will be entitled to an annual bonus equal to his then applicable base salary. For fiscal 2004, if there is no percentage increase in consolidated net income or if Mr. Geiger's annual bonus, calculated as described above, is less than his then applicable base salary, but our consolidated net income exceeds $63 million, then Mr. Geiger will be entitled to an annual bonus equal to his then applicable base salary. Mr. Geiger's annual bonus is capped at three and one-half times his base salary for Fiscal 2002 and three times his base salary for fiscal 2003 and Fiscal 2004.

     If we terminate Mr. Geiger's employment without cause, if Mr. Geiger resigns his position as a consequence of a material reduction of his responsibilities, movement of our headquarters more than twenty-five miles from its present location, a material breach of our agreements with him, if he is removed, without cause, or not re-elected to our Board of Directors or the offices of Chairman of the Board and Chief Executive Officer of our company, or if he resigns within six months of a change of control of our company, he will be entitled to receive the lesser of his base salary for the remainder of the term of the employment agreement or his then applicable base salary and the pro rata portion of the annual bonus he would have received had he been employed by our company for the full fiscal year.

     If Mr. Geiger's employment with our company terminates for any of the reasons outlined in the preceding paragraph, he will be restricted from engaging in competitive activities and soliciting employees until the last day of fiscal 2005 if his employment with our company terminates prior to the end of fiscal 2003 or if his employment terminates before the end of fiscal 2004, this restriction is effective until the earlier of his date of termination or July 31, 2005.

  JOHN S. MILLS

     We entered into an employment agreement with John S. Mills in 2002 that will remain effective through the last day of fiscal 2003. Under the agreement Mr. Mills currently receives an annual base salary of $400,000, an annual incentive bonus and medical and other benefits. Mr. Mills' annual bonus is equal to the product of the percentage increase in our consolidated net income for the particular fiscal year represented as a whole number, a fixed percentage and Mr. Mills' then applicable base salary. If there is no percentage increase in consolidated net income or if Mr. Mills' calculated bonus is less than his then applicable base salary for the given fiscal year, but our consolidated net income exceeds $51 million in fiscal 2003, Mr. Mills will be entitled to an annual bonus equal to his then applicable base salary. Mr. Mills' annual bonus is capped at one and one quarter of his base salary for fiscal 2003.

     If we terminate Mr. Mills' employment without cause, if Mr. Mills resigns his position as a consequence of a material reduction of his responsibilities, movement of our headquarters more than twenty-five miles from its present location, a material breach of our agreements with him, if he is removed, without cause, or not re-elected to our Board of Directors or the offices of President and Chief Operating Officer of our company, or if he resigns within six months of a change of control of our company, he will be entitled to receive the lesser of his base salary for the remainder of the term of the employment agreement or his then applicable base salary and the pro rata portion of the annual bonus he would have received had he been employed by our company for the full fiscal year.

     If Mr. Mills' employment with our company terminates for any of the reasons outlined in the preceding paragraph, he will be restricted from engaging in competitive activities until the earlier of the first anniversary of the termination date or July 31, 2004. Mr. Mills may not solicit employees until one year after the expiration of the restricted period.

  CHRISTOPHER L. FINAZZO

     We entered into an employment agreement with Christopher L. Finazzo in 2002 that will remain effective through the last day of fiscal 2004. Under the agreement Mr. Finazzo currently receives an annual base salary of $300,000, an annual incentive bonus and medical and other benefits. Mr. Finazzo's annual bonus is equal to the product of the percentage increase in our consolidated net income for the particular fiscal year represented as a whole number, a fixed percentage and Mr. Finazzo's then applicable base salary. If there is no percentage increase in consolidated net income, Mr. Finazzo shall not be entitled to an annual bonus. Mr. Finazzo's annual bonus is capped at two and one-half times his base salary for fiscal 2002 and two times his base salary for fiscal 2003 and fiscal 2004.

     If we terminate Mr. Finazzo's employment without cause, if Mr. Finazzo resigns his position as a consequence of a material reduction of his responsibilities, movement of our headquarters more than twenty-five miles from its present location, a material breach of our agreements with him or if he is removed without cause, he will be entitled to receive the lesser of his base salary for the remainder of the term of the employment agreement or his then applicable base salary and the pro rata portion of the annual bonus he would have received had he been employed by our company for the full fiscal year.

     If Mr. Finazzo's employment with our company terminates for any of the reasons outlined in the preceding paragraph, he will be restricted from engaging in competitive activities and soliciting employees until the last day of fiscal 2005 if his employment with our company terminates prior to the end of fiscal 2003 or if his employment terminates before the end of fiscal 2004, this restriction is effective until the earlier of his date of termination or July 31, 2005.

STOCK OPTIONS

     During the fiscal year ended February 1, 2003, we did not grant any options to purchase our Common Stock to any of the executive officers named in the summary compensation table above.

AGGREGATE OPTION EXERCISES DURING LAST FISCAL YEAR AND FISCAL YEAR END OPTION VALUES

     The following tables set forth information with respect to the named executive officers concerning option exercises for the fiscal year ended February 1, 2003 and exercisable and unexercisable options held as of February 1, 2003. The value of unexercised in-the-money options at February 1, 2003 is based on the fair market value of our common stock which was the closing price on January 31, 2003 of $12.15 per share, minus the per share exercise price, multiplied by the number of shares underlying the option.

                                FISCAL YEAR ENDED
                                FEBRUARY 1, 2003          NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                             -----------------------       UNDERLYING OPTIONS           IN-THE-MONEY OPTIONS
                               SHARES                      AT FEBRUARY 1, 2003           AT FEBRUARY 1, 2003
                             ACQUIRED ON     VALUE     ---------------------------   ---------------------------
                              EXERCISE     REALIZED    EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
                             -----------   ---------   -----------   -------------   -----------   -------------
Julian R. Geiger...........     62,470     1,043,874     911,843           --        $11,017,901         --
John S. Mills..............    237,839     3,855,848     692,820           --          8,371,982         --
Michael J. Cunningham......         --            --     263,430           --          3,084,953         --
Christopher L. Finazzo.....         --            --     298,051           --          3,484,562         --
Thomas P. Johnson..........     47,041       769,120     167,466           --          1,957,282         --

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     No member of our board of directors serves, and we anticipate that no member of our compensation committee will serve, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our board of directors or compensation committee.

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

     We maintain a supplemental executive retirement plan, or SERP, which is an unfunded defined benefit plan. The actuarial present value of accumulated benefit obligations related to our SERP approximated $3.0 million at February 1, 2003, $2.6 million at February 2, 2002, and $2.5 million at August 4, 2001, using a weighted average discount rate of 6.75% for the year ended February 1, 2003 and 7% for the other periods, and an assumed rate of compensation increase of 4.5% for all periods. Pension expense for the SERP amounted to $285,000 in the year ended February 1, 2003, $133,000 in the six months ended February 2, 2002, $247,000 in fiscal 2001, and $171,000 in fiscal 2000. Of these amounts, $182,000 represented interest, $2,000 represented amortization of prior experienced losses, and $101,000 represented the current period service component for the year ended February 1, 2003. $86,000 represented interest, $2,000 represented amortization of prior experienced losses, and $45,000 represented the current period service component for the six months ended February 2, 2002, $155,000 represented interest, $3,000 represented amortization of prior experienced losses, and $89,000 represented the current year service component for fiscal 2001 and $101,000 represented interest, ($10,000) represented amortization of prior experienced gains, and $80,000 represented the current year service component for fiscal 2000.

     The following table illustrates, for representative average pensionable compensation and years of benefit service classifications, the annual retirement benefit that would be payable to an employee under our SERP if such employee retired on December 31, 2001 at age 65, based on the straight-life annuity form of payment. The annual retirement benefit amounts incorporate an offset factor included in our SERP's benefit formula of a percentage of the employee's estimated Social Security benefit, and are calculated based on the employee's highest average pay during any five years within the ten-year period prior to retirement. Our SERP provides that a maximum of 30 years of benefit service may be credited to a participant. The number of years of benefit service that have been credited to our named executive officers, as of December 31, 2002, are 29 years for Mr. Geiger, 30 years for Mr. Mills, 14 years for Mr. Finazzo and 28 years for Mrs. Moran. Mr. Cunningham and Mr. Johnson do not participate in our SERP. The benefit amounts set forth in the following table are subject to further offsets attributable to benefits accrued as of July 31, 1998 under the Supplementary Executive Retirement Plan of Federated Department Stores, Inc. and the Federated Department Stores' pension plan in the following annual amounts: Mr. Geiger -- $97,680; Mr.
Mills -- $78,996; Mr. Finazzo -- $4,560; and Mrs. Moran -- $38,016.

                             PENSION PLAN TABLE(1)

                                                            YEARS OF SERVICE
                                          ----------------------------------------------------
REMUNERATION                                 15         20         25         30       35(2)
------------                              --------   --------   --------   --------   --------
$  125,000..............................  $ 18,100   $ 24,100   $ 30,200   $ 36,200   $ 36,200
   150,000..............................    23,200     31,000     38,700     46,400     46,400
   175,000..............................    28,300     37,800     47,200     56,700     56,700
   200,000..............................    33,500     44,600     55,800     66,900     66,900
   225,000..............................    38,600     51,400     64,300     77,100     77,100
   250,000..............................    43,700     58,200     72,800     87,400     87,400
   300,000..............................    53,900     71,900     89,800    107,800    107,800
   400,000..............................    74,400     99,200    123,900    148,700    148,700
   450,000..............................    84,600    112,800    141,000    169,200    169,200
   500,000..............................    94,800    126,400    158,000    189,600    189,600
   600,000..............................   115,300    153,700    192,100    230,600    230,600
   750,000..............................   146,000    194,600    243,300    291,900    291,900
 1,000,000..............................   197,100    262,800    328,500    394,200    394,200

---------------

(1) The table reflects the Social Security benefit offset factor, but does not incorporate offsets due to benefits accrued under Federated's Supplementary Executive Retirement Plan.

(2) The maximum length of benefit service that may be credited to a participant under the plan is 30 years.

      COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers, directors and persons who are beneficial owners of more than ten percent of the Company's Common Stock ("reporting persons") to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Reporting persons are required by Securities and Exchange Commission regulations to furnish the Company with copies of all Section 16(a) forms filed by them. Based on its review of the copies of Section 16(a) forms received by it, the Company believes that, during Fiscal 2002, all reporting persons complied with applicable filing requirements, except that one Form 3 for Douglas Korn, one Form 3 for David Glaser and one Form 3 for Richard Perkal were inadvertently not filed on a timely basis.

                      REPORT OF THE COMPENSATION COMMITTEE

To: The Board of Directors

     As members of the Compensation Committee, we are responsible for administering the Company's incentive plans, including the 1998 Stock Option Plan and 2002 Long-Term Incentive Plan. In addition, we review compensation levels of members of senior management, evaluate the performance of senior management and consider management succession and related matters. The Compensation Committee reviews compensation for the executive officers of the Company with the Board.

OVERALL COMPENSATION POLICIES

     The primary compensation policy of the Company, which is endorsed by the Compensation Committee, is that a significant portion of the compensation of each executive officer should be based upon the financial performance of the Company and the contribution to that performance made by the executive officer. Thus, a significant portion of the compensation for each executive officer is "at risk." The Company and the

Compensation Committee also believe that executive compensation should serve to attract and retain key employees and provide them with incentives to assist the Company in achieving strategic and financial goals that ultimately enhance the value of the Company's stock. To further these goals, the Company's compensation structure for executive officers has three components:

     - Long-Term Incentive Awards

     - Annual Bonus

     - Base Salary

     The awards, bonus and base salary for the Company's Chief Executive Officer are determined and approved by the Compensation Committee. The awards, bonus and base salary for the other executive officers of the Company are recommended by the Chief Executive Officer, subject to review, adjustment and approval by the Compensation Committee.

     Long-Term Incentive Awards. The Company from time to time provides long-term incentives to key employees through the grant of stock options under the 1998 Stock Option Plan and 2002 Long-Term Incentive Plan. These long-term incentives are designed to couple the interests of key employees with those of shareholders in that the potential realizable value of the awards is directly related to the future value of the Company's stock. Stock options typically vest over a four-year period.

     Annual Bonus. Annual bonuses allow the Company to recognize individual performance and contributions to the Company on an annual basis. We have employment agreements with each of Mr. Geiger, Mr. Mills and Mr. Finazzo, pursuant to which their annual bonuses are calculated based on specific objective performance criteria. Annual bonuses for Fiscal 2002 for other executives were determined by the Compensation Committee based on achieving certain financial results and other discretionary factors.

     Base Salary. The Compensation Committee determines base salaries for the Company's other executive officers, as well as changes in such salaries, based upon recommendations of the Chief Executive Officer. Base salaries are determined based on factors such as market compensation practices and a subjective determination of past performance and expected future contributions.

COMPENSATION OF CHIEF EXECUTIVE OFFICER

     Julian R. Geiger, Chief Executive Officer and Board Chairman earned $600,000 in base salary for Fiscal 2002, per contractual obligation. Mr. Geiger's contract with the Company states that Mr. Geiger will earn the same base pay in the twelve months ended, January 2004 and the twelve months ended January 2005. In setting the Chief Executive Officer's base salary, the committee considered company objectives, market and corporate challenges and market compensation practices.

     Julian R. Geiger earned an annual bonus totalling approximately $1.2 million. Included in this total is an approximate $0.6 million bonus related to the consummation of our IPO and a special non-contractual performance bonus related to the Company's performance for Fiscal 2002. Mr. Geiger's contractual bonus calculation reflects our philosophy of meeting and exceeding certain corporate financial targets. His bonus is based upon achieving certain financial results as defined in his employment agreement.

     Mr. Geiger personally owns 328,632 shares of Aeropostale, Inc. Common Stock. Through the Aeropostale, Inc. 1998 Stock Option Plan, Mr. Geiger possesses 870,823 options to purchase shares of Aeropostale, Inc. Common Stock at a strike price of $0.03 per share and 41,020 options to purchase shares of Aeropostale, Inc. Common Stock, at a strike price of $0.85.

     These grants tie the Chief Executive Officer's long term compensation to the goals of increasing shareholder value and including at-risk compensation as a major portion of the executive's compensation.

CONCLUSION

     The Compensation Committee has reviewed each element of compensation for each of the executive officers for Fiscal 2002. The Compensation Committee reported to the Board of Directors that in the

Compensation Committee's opinion, the compensation of each executive officer is reasonable in view of the Company's performance and the Compensation Committee's subjective evaluation of the contribution of each executive officer to that performance.

April 28, 2003

                                          COMPENSATION COMMITTEE
                                          Julian R. Geiger
                                          John D. Howard

                          AUDIT COMMITTEE INDEPENDENCE

     The Company's Audit Committee consists of David Edwab, Mary Elizabeth Burton, and David B. Vermylen. Mr. Vermylen was appointed to the Audit Committee in May 2003 and therefore he did not participate in the review of our Fiscal 2002 audited financial statements, the Audit Committee's recommendation to our Board of Directors that such statements be included in our annual report on Form 10-K or any other matters set forth below in the report of the Audit Committee. No member of the Audit Committee is either an officer or employee of the Company. The members of the Audit Committee are independent as defined in the New York Stock Exchange listing standards.

     THE FOLLOWING REPORT OF THE AUDIT COMMITTEE AND THE PERFORMANCE GRAPH THAT APPEARS IMMEDIATELY AFTER SUCH REPORT SHALL NOT BE DEEMED TO BE SOLICITING MATERIAL OR TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES EXCHANGE ACT OF 1934 OR INCORPORATED BY REFERENCE IN ANY DOCUMENT SO FILED. REPORT OF THE AUDIT COMMITTEE"

                         REPORT OF THE AUDIT COMMITTEE

To: The Board of Directors

     As members of the Audit Committee, we are responsible for oversight of all aspects of the Company's financial reporting, internal control and audit functions. We adopted a charter in May 2002, which is attached to this Proxy Statement as Appendix A. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. We have reviewed and discussed the Company's financial statements with management.

     We selected Deloitte & Touche, LLP to be the Company's independent auditors, and they are responsible for expressing an opinion on the conformity of the audited financial statements in the Annual Report for fiscal 2002. We have received written confirmation from Deloitte & Touche, LLP of their independence within the meaning of the Securities Act administered by the Securities and Exchange Commission and the requirements of the Independence Standards Board Standard No. 1 and have discussed Deloitte & Touche, LLP's independence. We have discussed with Deloitte & Touche, LLP those matters required by Statement on Auditing Standards No. 61.

     In reliance on the reviews and discussions noted above, we recommended to the Board of Directors that the audited financial statements be included in the Company's annual report on Form 10-K for the year ended February 1, 2003 for filing with the Securities and Exchange Commission.

April 28, 2003

                                          AUDIT COMMITTEE
                                          David Edwab
                                          Mary Elizabeth Burton

                       FEES PAID TO INDEPENDENT AUDITORS

AUDIT FEES

     The aggregate fees billed for professional services rendered by Deloitte & Touche LLP for the audit of the Company's annual financial statements and the reviews of the financial statements included in the Company's Form 10-Qs for such fiscal year were approximately $268,000.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

     No fees were billed for professional services rendered by Deloitte & Touche LLP for financial systems design and implementation services for the fiscal year ended February 1, 2003.

ALL OTHER FEES

     The aggregate fees for professional services rendered by Deloitte & Touche LLP other than the services referred to above were approximately $1,178,000 during the fiscal year ended February 1, 2003. These services primarily consisted of tax related services, fees related to our initial public offering and the audit of our employee Benefit Plan. The Audit Committee considered whether the provision of these services is compatible with maintaining the independence of Deloitte & Touche LLP.

EQUITY COMPENSATION PLAN INFORMATION

     The following table provides information as of February 1, 2003 about our common stock that may be issue upon the exercise of options, warrants and rights granted to employees, consultants or members of our Board of Directors, under our two existing equity compensation plans, the Aeropostale, Inc. 1998 Stock Option Plan and Aeropostale, Inc. 2002 Long-Term Incentive Plan.

                       NUMBER OF SECURITIES TO BE ISSUED     WEIGHTED AVERAGE EXERCISE     NUMBER OF SECURITIES REMAINING
                         UPON EXERCISE OF OUTSTANDING      PRICE OF OUTSTANDING OPTIONS,    AVAILABLE FOR FUTURE ISSUANCE
PLAN CATEGORY            OPTIONS, WARRANTS AND RIGHTS           WARRANTS AND RIGHTS        UNDER EQUITY COMPENSATION PLANS
-------------          ---------------------------------   -----------------------------   -------------------------------
Equity Compensation
  Plans Approved by
  Security Holders...              4,155,869                           $0.36                          1,781,413
Equity Compensation
  Plans not Approved
  by Security
  Holders............                     --                              --                                 --
                                   ---------                           -----                          ---------
Total................              4,155,869                           $0.36                          1,781,413
                                   =========                           =====                          =========

PERFORMANCE GRAPH

     The following graph shows the changes, for the period commencing May 16, 2002 and ended January 31, 2003 (the last trading day during the Company's 2002 fiscal year), in the value of $100 invested in shares of Common Stock of the Company, the Standard & Poor's MidCap 400 Composite Stock Price Index (the "S&P MidCap 400 Index") and the Standard & Poor's Apparel Retail Composite Index (the "S&P Apparel Retail Index"). The plotted points represent the closing price on the last trading day of the fiscal year indicated.

                                                    AEROPOSTALE INC.           S&P APPAREL RETAIL                S&P 400
                                                    ----------------           ------------------                -------
May-02                                                     100                         100                         100
Jul-02                                                      51                          78                          74
Oct-02                                                      45                          80                          83
Jan-03                                                      44                          79                          78

--------------------------------------------------------------------------------
                                        MAY-02     JUL-02     OCT-02     JAN-03
--------------------------------------------------------------------------------
 Aeropostale Inc.                        $100        $51        $45        $44
 S&P Apparel Retail                      $100        $78        $80        $79
 S&P 400                                 $100        $74        $83        $78

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     We lease a number of our stores from the Simon Property Group, L.P., an affiliate of SI-MSSD, LLC, which has been one of our stockholders since October 1998. Our leases with Simon Property Group typically last ten years. Under these leases, we generally pay a fixed amount of rent monthly plus a small percentage of these store's gross sales. In most cases, we have the right to terminate these leases if the store's gross sales do not meet an agreed upon level. In many cases, in lieu of termination, we may elect to continue the lease at a reduced monthly rent. During Fiscal 2002 SI-MSSD, LLC ceased to be a 5% stockholder and therefore is no longer considered a related party.

                            SOLICITATION OF PROXIES

     Solicitation of the proxies may be made through officers and regular employees of the Company by telephone or by oral communications with some stockholders following the original solicitation period. No additional compensation will be paid to such officers and regular employees for proxy solicitation. Expenses incurred in the solicitation of proxies will be borne by the Company, including the charges and expenses of brokerage firms and others of forwarding solicitation material to beneficial owners of Common Stock. In addition to use of the mails, proxies may be solicited by officers and employees of the Company in person or by telephone. The Company has no present plans to hire special employees or paid solicitors to assist in obtaining proxies, but reserves the option of doing so if it should appear that a quorum might otherwise not be obtained or for solicitation of proxies in connection with any of the proposed matters.

                                 OTHER MATTERS

     Management does not know of any other matters to be presented at the Annual Meeting, but should any other matters requiring a vote of shareholders arise, including a question of adjourning the meeting, the persons named in the accompanying proxy will vote thereon according to their best judgment.

SHAREHOLDER PROPOSALS

     Shareholder proposals intended to be presented at the 2004 Annual Meeting of Shareholders of the Company must be received by January 10, 2004 for inclusion in the Company's 2004 Proxy Statement. In addition, the Company's Bylaws establish an advance notice procedure with regard to certain matters, including shareholder proposals not included in the Company's Proxy Statement, to be brought before an annual meeting of shareholders. In general, notice must be received by the Secretary of the Company at the Company's principal executive office not less than 60 days or more than 90 days prior to the scheduled annual meeting, regardless of any postponements, deferrals or adjournments of that meeting unless less than 70 days notice or prior public disclosure of the date scheduled for the meeting is given or made, in which event notice by the shareholder to be timely must be delivered or received not later than the close of business on the tenth day following the earlier of (i) the day on which such notice of the date of the scheduled annual meeting was mailed or (ii) the day on which such public disclosure was made.

EXHIBIT A

                               AEROPOSTALE, INC.
                            AUDIT COMMITTEE CHARTER

ORGANIZATION

     There shall be a committee of the board of directors of Aeropostale, Inc. (the "Corporation"), to be known as the audit committee. The audit committee shall be composed of directors who are independent of the management of the Corporation and are free of any relationship that, in the opinion of the board of directors, would interfere with their exercise of independent judgment as a committee member.

STATEMENT OF POLICY

     The audit committee shall provide assistance to the corporate directors in fulfilling their responsibility to the shareholders, potential shareholders and investment community relating to corporate accounting, reporting practices of the Corporation, and the quality and integrity of the financial reports of the Corporation. In so doing, it is the responsibility of the audit committee to maintain free and open means of communication between the directors, independent auditors, internal auditors, and financial management of the Corporation.

RESPONSIBILITIES

     In carrying out its responsibilities, the audit committee believes its policies and procedures should remain flexible, in order to best react to changing conditions and to ensure to the directors and shareholders that the corporate accounting and reporting practices of the Corporation are in accordance with all requirements and are of the highest quality.

     In carrying out these responsibilities, the audit committee will:

     - Review and recommend to the directors the independent auditors to be selected to audit the financial statements of the Corporation and its divisions and subsidiaries.

     - Meet with the independent auditors and financial management of the Corporation to review the scope of the proposed audit for the current year and the audit procedures to be utilized, and at the conclusion thereof review such audit, including any comments or recommendations of the independent auditors.

     - Review with the independent auditors, the Corporation's internal auditor, and financial and accounting personnel, the adequacy and effectiveness of the accounting and financial controls of the Corporation, and elicit any recommendations for the improvement of such internal control procedures or particular areas where new or more detailed controls or procedures are desirable. Particular emphasis should be given to the adequacy of such internal controls to expose any payments, transactions, or procedures that might be deemed illegal or otherwise improper. Further, the committee periodically should review Corporation policy statements to determine their adherence to the code of conduct.

     - Review the internal audit function of the Corporation including the independence and authority of its reporting obligations, the proposed audit plans for the coming year, and the coordination of such plans with the independent auditors.

     - Receive prior to each meeting, a summary of findings from completed internal audits and a progress report on the proposed internal audit plan, with explanations for any deviations from the original plan.

     - Review the financial statements contained in the annual report to shareholders with management and the independent auditors to determine that the independent auditors are satisfied with the disclosure and content of the financial statements to be presented to the shareholders. Any changes in accounting principles should be reviewed.

     - Provide sufficient opportunity for the internal and independent auditors to meet with the members of the audit committee without members of management present. Among the items to be discussed in these meetings are the independent auditors' evaluation of the Corporation's financial, accounting, and auditing personnel, and the cooperation that the independent auditors received during the course of the audit.

     - Review accounting and financial human resources and succession planning within the Corporation.

     - Submit the minutes of all meetings of the audit committee to, or discuss the matters discussed at each committee meeting with, the board of directors.

     - Investigate any matter brought to its attention within the scope of its duties, with the power to retain outside counsel for this purpose if, in its judgment, that is appropriate.

                                AEROPOSTALE, INC.
               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                OF THE COMPANY FOR ANNUAL MEETING, JUNE 11, 2003

The undersigned, a shareholder of Aeropostale, Inc., a Delaware corporation (the "Company"), acknowledges receipt of a copy of the Notice of Annual Meeting of Shareholders, the accompanying Proxy Statement and the Annual Report to Shareholders for the fiscal year ended February 1, 2003; and, revoking any proxy previously given, hereby constitutes and appoints Julian R. Geiger, John S. Mills and Michael J. Cunningham, and each of them, his or her true and lawful agents and proxies with full power of substitution in each, to vote the shares of Common Stock of the Company standing in the name of the undersigned at the Annual Meeting of Shareholders of the Company to be held at the New School University, University Hall, 55 West 13th Street, Second Floor, New York, New York, on June 11, 2003, at 4:00 p.m. local time, and at any adjournment thereof, on all matters coming before said meeting.

                                      MAIL

                  -     Mark, sign and date your proxy card.

                  -     Detach your proxy card.

                  - Return your proxy card in the postage paid envelope provided.

[Image Omitted - (ARROW)]    DETACH PROXY CARD HERE    [Image Omitted - (ARROW)]

1.    BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEM 1.

ELECTION OF DIRECTORS:    [Image Omitted   FOR all
                            - (BOX)]       nominees

                          [Image Omitted   WITHHOLD AUTHORITY to
                            - (BOX)]       vote for all nominees

Nominees: 01 Julian R. Geiger, 02 John S. Mills, 03 Bodil Arlander, 04 Mary Elizabeth Burton, 05 David Edwab, 06 John D. Howard, 07 David Glaser, 08 Douglas Korn, 09 Richard Metrick, 10 Richard Perkal, 11 David B. Vermylen

(AUTHORITY TO VOTE FOR ANY NOMINEE NAMED MAY BE WITHHELD BY LINING THROUGH THAT NOMINEE'S NAME.)

2.    RATIFICATION OF INDEPENDENT AUDITORS

      Ratification of the appointment of Deloitte & Touche LLP as the Company's independent auditors for the fiscal year ending January 31, 2004

      [ ] For   [ ] Against   [ ] Abstain

3. In their discretion, upon any other matters as may properly come before the meeting or at any adjournment thereof.


THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREBY BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1. IF ANY NOMINEE BECOMES UNAVAILABLE FOR ANY REASON, THE PERSONS NAMED AS PROXIES SHALL VOTE FOR THE ELECTION OF SUCH OTHER PERSON AS THE BOARD OF DIRECTORS MAY PROPOSE TO REPLACE SUCH NOMINEE.

                                Dated                                     ,2003
                                      -----------------------------------

                                Dated                                     ,2003
                                      -----------------------------------

                                ------------------------------------------------
                                             Signature of Shareholder

                                ------------------------------------------------
                                             Signature of Shareholder

                                This Proxy must be signed exactly as your name appears hereon. Executors, administrators, trustees, etc., should give full title, as such. If the shareholder is a corporation, a duly authorized officer should sign on behalf of the corporation and should indicate his or her title.

                                PLEASE MARK, SIGN, DATE AND RETURN THE PROXY
                                CARD

                                PROMPTLY USING THE ENCLOSED ENVELOPE

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       PLEASE DETACH HERE YOU MUST DETACH THIS PORTION OF THE PROXY CARD
                  BEFORE RETURNING IT IN THE ENCLOSED ENVELOPE
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